Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE, dated as of June 7, 2011 (this “Seventh Supplemental Indenture”), among (i) SOUTHERN NATURAL GAS COMPANY, a Delaware general partnership (the “Company”), (ii) SOUTHERN NATURAL ISSUING CORPORATION, a Delaware corporation (“SNI” and, together with the Company, the “Issuers”), and (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee under the Original Indenture referred to below (the “Trustee”) (as successor-in-interest to JPMorgan Chase Bank, National Association, successor to Manufacturers Hanover Trust Company, pursuant to the Instrument of Resignation, Appointment and Acceptance, dated as of February 27, 2003 (the “2003 Resignation and Appointment”)).

RECITALS OF THE ISSUERS

WHEREAS, the Issuers have issued Securities pursuant to the Indenture, dated as of June 1, 1987 (the “Base Indenture”), as amended and supplemented through the date hereof by (i) the First Supplemental Indenture, dated as of September 30, 1997 (the “First Supplemental Indenture”), (ii) the Second Supplemental Indenture, dated as of February 13, 2001 (the “Second Supplemental Indenture”), (iii) the Third Supplemental Indenture, dated as of March 26, 2007 (the “Third Supplemental Indenture”), (iv) the Fourth Supplemental Indenture, dated as of May 4, 2007 (the “Fourth Supplemental Indenture”), (v) the Fifth Supplemental Indenture, dated as of October 15, 2007 (the “Fifth Supplemental Indenture”), and (vi) the Sixth Supplemental Indenture, dated as of November 1, 2007 (the “Sixth Supplemental Indenture”) (the Base Indenture, as so amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the 2003 Resignation and Appointment, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, being herein called the “Original Indenture”), providing for the issuance from time to time of one or more series of their unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), the terms of which are to be determined as set forth in Section 3.01 of the Original Indenture; and

WHEREAS, Section 12.01 of the Original Indenture provides, among other things, that the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Original Indenture; and

WHEREAS, the Issuers desire to create a series of the Securities in an aggregate principal amount of $300,000,000, which series shall be designated the 4.40% Notes due 2021 (the “Notes”), and all action on the part of the Issuers necessary to authorize the issuance of the Notes under the Original Indenture and this Seventh Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuers and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Seventh Supplemental Indenture, the valid and binding obligations of the Issuers and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and the issuance of the Notes, the Issuers covenant and agree with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Definitions

Section 1.01 Defined Terms; Vote and Consent.  For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals shall have the meanings assigned to such terms in the Original Indenture.  For all purposes of this Seventh Supplemental Indenture and the Original Indenture, as amended by this Seventh Supplemental Indenture, the term “Notes” shall include the Initial Notes (as defined below) and any Exchange Notes (as defined below) to be issued and exchanged for any Initial Notes pursuant to the Registration Rights Agreement (as defined below) and this Seventh Supplemental Indenture.  For purposes of the Original Indenture, as amended by this Seventh Supplemental Indenture, all Initial Notes and Exchange Notes shall vote and consent together as one series of Securities and shall not have the right to vote and consent as a series separate from one another on any matter under the Original Indenture, as so amended by this Seventh Supplemental Indenture.

Section 1.02 Definitions.  The following terms have the meanings given to them in this Section 1.02:

“Additional Interest” shall have the meaning assigned to that term in Section 2.03.

“Distribution Compliance Period” shall have the meaning assigned to that term in Section 3.04(a).

“Exchange Notes” means any securities issued by the Issuers (pursuant to the Exchange Offer or otherwise) to be offered to Holders of Initial Notes in exchange for such Initial Notes pursuant to the Exchange Offer and containing terms identical in all material respects to the Initial Notes for which they are exchanged except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial Notes or, if no such interest has been paid, from the date of issuance of the Initial Notes, (ii) the Exchange Notes will not contain the legend appearing on the face of the Initial Notes in the form recited in this Seventh Supplemental Indenture and will not contain terms with respect to transfer restrictions and (iii) the Exchange Notes will not contain terms with respect to the payment of Additional Interest for failure to comply with the Registration Rights Agreement.

“Exchange Offer” means the exchange offer by the Issuers of Exchange Notes for Initial Notes pursuant to the Registration Rights Agreement.

“Global Security” shall have the meaning set forth in Section 2.02.

“Initial Notes” means the Notes issued under this Seventh Supplemental Indenture which are not Exchange Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration” means a registered exchange offer for the Notes by the Issuers or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

“Registration Default” shall have the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 7, 2011 between the Issuers and RBS Securities Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Scotia Capital (USA) Inc., SG Americas Securities, LLC and UniCredit Capital Markets LLC, on behalf of the initial purchasers of the Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” shall have the meaning set forth in Section 2.02.

“Restricted Legend” means the legend initially set forth on the Notes in the form set forth in Section 3.02 hereof.

“Restricted Security” shall have the meaning set forth in Section 3.02.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” shall have the meaning set forth in Section 2.02.

“Securities Act” shall have the meaning set forth in Section 3.02(b)(1).

Section 1.03 Restricted Subsidiary Designation.  Notwithstanding anything in the Original Indenture to the contrary, SNI shall be deemed a Restricted Subsidiary of the Company.

ARTICLE 2

Terms and Issuance of 4.40% Notes Due 2021

Section 2.01 Issue of Notes.  A series of Securities which shall be designated the “4.40% Notes due 2021” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this Seventh Supplemental Indenture (including the form of Notes referred to in Section 2.02 hereof).  The aggregate principal amount of Notes which may be authenticated and delivered shall be $300,000,000 (subject to Notes authenticated and delivered as provided in Section 2.04 of this Seventh Supplemental Indenture or upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Section 3.05, 3.06, 3.07, 4.03 or 12.04 under the Original Indenture).  The entire amount of Notes may forthwith be executed by the Issuers and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Issuers pursuant to Section 3.03 of the Original Indenture.

Section 2.02 Forms of Notes and Authentication Certificate.  Notes offered and sold to QIBs in reliance on Rule 144A under the Securities Act will be issued in the form of one or more registered notes in global form without interest coupons (the “Rule 144A Global Securities”), and Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act, will be issued in the form of one or more registered notes in global form without interest coupons (the “Regulation S Global Securities”), in each case pursuant to Section 2.03 of the Original Indenture (each, a “Global Security”), with the Global Securities legend and, if applicable, the restricted securities legend set forth in Section 3.02 hereof and registered in the name of the Depositary or its nominee.  The Depository Trust Company shall be the Depositary for such Global Securities.  The forms and terms of the Notes and the Trustee’s certificate of authentication shall be substantially as set forth on Exhibit A hereto.  The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Original Indenture as supplemented by this Seventh Supplemental Indenture.

Section 2.03 Registration Default.  In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Issuers shall pay additional interest (in addition to the interest otherwise due) (“Additional Interest”) to the Holder during the first 90-day period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults), increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the earlier of (1) the date on which all such Registration Defaults have been cured or (2) the date on which all the Notes otherwise become freely transferable by Holders other than affiliates of the Issuers without further registration under the Securities Act.  The Issuers shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Issuers shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).

Section 2.04 Additional Notes.  This series of Notes may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Notes and issuance of additional Notes of this series ranking equally with these Notes in all respects, so that such additional Notes shall be consolidated and form a single series with these Notes and shall have the same terms as to status, redemption or otherwise as these Notes, provided, however, that no Event of Default has occurred or is continuing with respect to such Notes.

ARTICLE 3

Transfer and Exchange

Section 3.01 Transfer and Exchange of Global Securities.

(a) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Seventh Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Security shall deliver to the Security registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security.  The Security registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of the Original Indenture and/or applicable United States federal or state securities law.

Section 3.02 Legends.

(a) Each Global Security shall bear the following legend on the face thereof:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b) Except as otherwise provided in Section 3.03, each Global Security that is an Initial Note (each a “Restricted Security”) shall bear the following legend (the “Restricted Legend”) on the face thereof:

(1) THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(2) THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

(3) THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

(4) THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, SOUTHERN NATURAL GAS COMPANY AND SOUTHERN NATURAL ISSUING CORPORATION MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT THEY REASONABLY REQUIRE TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

Section 3.03 Removal of Restricted Legend.  (i) If the Issuers determine (upon the advice of counsel and such other certifications and evidence as the Issuers may reasonably require) that any Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (ii) (x) after an Initial Note is sold pursuant to an effective Registration, pursuant to the Registration Rights Agreement (if applicable) or otherwise, or (y) after an Initial Note is exchanged for an Exchange Note, the Issuers may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

Section 3.04 Registration of Transfer or Exchange.  The registration of transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend and as set forth below.

(a) Prior to the 40th day after the later of the commencement of the offering of the Notes and the Closing Date (such period through and including such 40th day, the “Distribution Compliance Period”), transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security of that series will be made only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest to the effect that such transfer is being made to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A.

(b) Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery through the Regulation S Global Security of that series, whether before or after the expiration of the Distribution Compliance Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the restricted period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream Luxembourg.

(c) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security of that series will, upon transfer, cease to be an interest in the initial Global Security of that series and will become an interest in the other Global Security of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security of that series for as long as it remains such an interest.

Section 3.05 Preservation of Information.  The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein) in accordance with its customary policy, and the Issuers will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 3.06 Acknowledgment of Restrictions; Indemnification; No Obligation of Trustee.  By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on registrations of transfer of such Note set forth in this Seventh Supplemental Indenture and in the Restricted Legend and agrees that it will register the transfer of such Note only as provided in this Seventh Supplemental Indenture.  The Security registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Seventh Supplemental Indenture.  In connection with any registration of transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Security registrar or the Issuers such certifications, legal opinions or other information as any of them may reasonably require to confirm that such registration of transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security registrar shall not be required to determine (but may rely on a determination made by the Issuers with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Security registrar shall retain copies of all letters, notices and other written communications received pursuant to the Original Indenture in accordance with its customary policy.  The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security registrar.

Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Seventh Supplemental Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Seventh Supplemental Indenture or under applicable law with respect to any registrations of transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Seventh Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 4

Legal Defeasance and Covenant Defeasance

With respect to the Notes, the provisions of this Article 4 shall replace the provisions of Article Fifteen of the Original Indenture in their entirety.

Section 4.01 Option to Effect Legal Defeasance or Covenant Defeasance.  The Issuers may, at their option by resolution of the Company’s Management Committee and SNI’s Board of Directors, at any time, elect to have either Section 4.02 or 4.03 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 4.

Section 4.02 Legal Defeasance and Discharge.  Upon the Issuers’ exercise under Section 4.01 hereof of the option applicable to this Section 4.02, each of the Issuers shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 4.04 hereof are satisfied (hereinafter, “legal defeasance”).  For this purpose, legal defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.05 hereof and the other Sections of the Original Indenture and this Seventh Supplemental Indenture referred to in (A) and (B) below, and to have satisfied all of their other obligations under such Notes and this Seventh Supplemental Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 4.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and interest on such Notes when such payments are due, (B) the Issuers’ obligations with respect to such Notes under Sections 3.05, 3.06, 3.07, 6.02, 6.06(b) and 9.06 of the Original Indenture, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article 4.  Subject to compliance with this Article 4, the Issuers may exercise their option under this Section 4.02 notwithstanding the prior exercise of their option under Section 4.03 hereof.

Section 4.03 Covenant Defeasance.  Upon the Issuers’ exercise under Section 4.01 hereof of the option applicable to this Section 4.03, each of the Issuers shall be released from its obligations under the covenants contained in Section 6.03 of the Original Indenture with respect to the Outstanding Notes on and after the date the conditions set forth in Section 4.04 hereof are satisfied (hereinafter “covenant defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, covenant defeasance means that, with respect to the Outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in Section 6.03 of the Original Indenture, whether directly or indirectly by reason of any reference elsewhere in the Original Indenture to such Section or by reason of any reference in such Section to any other provision in the Original Indenture or in any other document and such omission to comply shall not constitute an Event of Default under Section 8.01(d) of the Original Indenture, but the remainder of the Original Indenture and such Notes shall be unaffected thereby.

Section 4.04 Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to application of either Section 4.02 or Section 4.03 hereof to the Outstanding Notes:

In order to exercise either legal defeasance or covenant defeasance:

(a) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 9.09 of the Original Indenture who shall agree to comply with the provisions of this Article 4 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, or (ii) Eligible Obligations and/or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and each installment of principal of and premium, if any and interest on the Outstanding Notes on the stated maturity of such principal or installment of principal or interest;

(b) in the case of an election under Section 4.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service  a ruling or (ii) since the date of this Seventh Supplemental Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(c) in the case of an election under Section 4.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Event of Default shall have occurred and be continuing either (i) on the date of such deposit or (ii) insofar as Section 8.01 (f) or Section 8.01(g) of the Original Indenture is concerned, at any time in the period ending on the 91st day after the date of the deposit;

(e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default (after the expiration of any periods of grace or the giving of notice or both) under the Original Indenture with respect to Securities of any other series or any other agreement or instrument to which the Issuers are a party or by which they are bound; and

(f) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to either the legal defeasance under Section 4.02 hereof or the covenant defeasance under Section 4.03 hereof (as the case may be) have been complied with.

Section 4.05 Deposits to be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of Section 14.04 of the Original Indenture, all money and Eligible Obligations and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the “Trustee”) pursuant to Section 4.04 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Original Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as a Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and premium, if any and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money, Eligible Obligations or U.S. Government Obligations deposited pursuant to Section 4.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article 4 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money, Eligible Obligations or U.S. Government Obligations held by it as provided in Section 4.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

ARTICLE 5

Miscellaneous

Section 5.01 Execution as Supplemental Indenture.  This Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Seventh Supplemental Indenture forms a part thereof.  Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 5.02 Responsibility for Recitals, Etc.  The recitals herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 5.03 Provisions Binding on Issuers’ Successors.  All the covenants, stipulations, promises and agreements in this Seventh Supplemental Indenture made by the Issuers shall bind their respective successors and assigns whether so expressed or not.

Section 5.04 New York Contract.  THIS SEVENTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 5.05 Execution and Counterpart.  This Seventh Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

SOUTHERN NATURAL GAS COMPANY

By:             /s/ John J. Hopper
Name:             John J. Hopper
Title:             Vice President and Treasurer

SOUTHERN NATURAL ISSUING CORPORATION

By:             /s/ John J. Hopper
Name:             John J. Hopper
Title:             Vice President and Treasurer

WILMINGTON TRUST COMPANY,
as Trustee

By:             /s/ Michael G. Oller, Jr.
Name:             Michael G. Oller, Jr.
Title:             Assistant Vice President

EXHIBIT A

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

1	Insert in Global Securities only.

Exhibit A - Page 1

THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS SECURITY, SOUTHERN NATURAL GAS COMPANY AND SOUTHERN NATURAL ISSUING CORPORATION MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT THEY REASONABLY REQUIRE TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]2

2	Insert in Restricted Securities only.

Exhibit A - Page 2

SOUTHERN NATURAL GAS COMPANY

SOUTHERN NATURAL ISSUING CORPORATION

4.40% NOTES DUE 2021

NO.
U.S.$
CUSIP No.

SOUTHERN NATURAL GAS COMPANY, a Delaware general partnership (herein called the “Company”) and SOUTHERN NATURAL ISSUING CORPORATION, a Delaware corporation (“SNI” and, together with the Company, the “Issuers,” which term includes any successor Persons under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________ United States Dollars on June 15, 2021, and to pay interest thereon from June 7, 2011, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2011 (each, an “Interest Payment Date”), at the rate of 4.40% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”).  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee (a “Special Record Date”), notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, maturity date or Redemption Date falls on a day that is not a Business Day, the payment will be made on the next Business Day (and without any interest or other payment in respect of such delay), except that if such Business Day is in the next succeeding calendar year, then the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the relevant interest payment date, maturity date or Redemption Date.

[In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Issuers shall pay additional interest (in addition to the interest otherwise due hereon) (“Additional Interest”) to the Holder during the first 90-day period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults), increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the earlier of (1) the date on which all such Registration Defaults have been cured or (2) the date on which all the Notes otherwise become freely transferable by Holders other than affiliates of the Issuers without further registration under the Securities Act.  The Issuers shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Issuers shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]3

3	Insert in Restricted Securities only.

Exhibit A - Page 3

[Payment of the principal of and premium, if any, and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]4

[Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at such other offices or agencies as the Issuers may designate; provided, however, that payment of interest may be made at the option of the Issuers by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.]5

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

4	Insert in Global Securities only.

5	Insert in Definitive Securities only.

Exhibit A - Page 4

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

SOUTHERN NATURAL GAS COMPANY

By:
Name:
Title:

SOUTHERN NATURAL ISSUING CORPORATION

By:
Name:
Title:

Exhibit A - Page 5

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

Dated:

Exhibit A - Page 6

SOUTHERN NATURAL GAS COMPANY

SOUTHERN NATURAL ISSUING CORPORATION

4.40% NOTES DUE 2021

This Security is one of a duly authorized issue of Securities of the Issuers (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of June 1, 1987, as amended and supplemented (the “Indenture”), among the Issuers and Wilmington Trust Company,  a Delaware banking corporation (as successor-in-interest to JPMorgan Chase Bank, National Association, successor to Manufacturers Hanover Trust Company), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture) and The Bank of New York Mellon (as successor to The Bank of New York Trust Company, N.A., as trustee under the Indenture with respect to the series of Securities designated 5.90% Notes due 2017 issued under the Third Supplemental Indenture, dated as of March 26, 2007, the “Series Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Issuers, the Trustee, the Series Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.  This Security is one of a series of Securities designated on the face hereof limited in aggregate principal amount to U.S. $300,000,000 (subject to Securities authenticated and delivered as provided in the following paragraph or upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 3.05, 3.06, 3.07, 4.03 or 12.04 under the Indenture).

This series of Securities may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Securities and issuance of additional Securities of this series ranking equally with these Securities in all respects, so that such additional Securities shall be consolidated and form a single series with these Securities and shall have the same terms as to status, redemption or otherwise as these Securities, provided, however, that no Event of Default has occurred or is continuing with respect to such Securities.

The Securities of this series are redeemable, upon not less than 30 nor more than 60 days’ notice by mail, as a whole or in part, at the option of the Issuers at any time.  If the Securities of this series are redeemed prior to March 15, 2021 (three months prior to their maturity date), the Issuers will pay a Redemption Price equal to the greater of (i) 100% of the principal amount thereof and (ii) an amount equal to, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of redemption. If the Securities of this series are redeemed on or after March 15, 2021 (three months prior to their maturity date), the Issuers will pay a Redemption Price equal to 100% of the principal amount redeemed, plus accrued and unpaid interest thereon to the date of redemption.  Notwithstanding the foregoing, interest installments whose stated maturity is on or prior to the date of redemption will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) that is the same as the Comparable Treasury Price for such Redemption Date, plus 0.20%.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that (i) has a maturity comparable to the remaining term of the Securities of this series to be redeemed and (ii) would be used, at the time of selection and in accordance with customary financial practice, to price new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

Exhibit A - Page 7

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means either of J.P. Morgan Securities LLC or RBS Securities Inc., and their respective successors, or, if any such firm or their successors, if any, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Issuers.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC, RBS Securities Inc.   and one additional primary U.S. government securities dealer in New York City selected by the Trustee after consultation with the Issuers, and their respective successors (provided, however, that if any such firm or any such successor shall cease to be a primary U.S. government securities dealer in New York City, the Trustee, after consultation with the Issuers, shall substitute therefor another dealer).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

Notwithstanding Section 4.01 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.  Promptly after the calculation thereof, the Issuers shall give the Trustee written notice of the Redemption Price for the foregoing redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof and otherwise having the same terms as the Security partially redeemed will be issued in the name of the Holder hereof upon the presentation and surrender hereof.

The Securities of this series shall be subject to defeasance at the option of the Issuers in accordance with the provisions of Sections 4.02 and 4.03 of the Seventh Supplemental Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Issuers with certain provisions of the Indenture.  The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences.  Any such consent or waiver by the Holders of this Security shall be conclusive and binding upon such Holders and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Exhibit A - Page 8

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[This Global Security or portion hereof may not be exchanged for Securities in definitive registered form except in the limited circumstances provided in the Indenture.

The Holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive registered form except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]6

[As provided in the Indenture and subject to certain limitations set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Trustee in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Issuers may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.]7

The Securities of this series are issuable only in registered form, without coupons, in minimum denominations of U.S. $2,000 and any integral multiples of $1,000 in excess thereof; provided, interest on the Securities of this series may be recorded in denominations of less than $1,000 solely to accommodate book-entry positions that may have been created by the Depository Trust Company in denominations of less than $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Exhibit A - Page 9

No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, officer or director, as such, past, present or future, of the Issuers or of any successor Person, either directly or through the Issuers or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

The Indenture provides that the Issuers (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Issuers (i) deposit, in trust, with the Trustee money, Eligible Obligations or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law and (ii) deliver such Opinions of Counsel as set forth in the Indenture.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

6	Insert in Global Securities only.

7	Insert in Definitive Securities only.

Exhibit A - Page 10

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Issuers with full power of substitution in the premises.

Date:

Signature:

Exhibit A - Page 11

SCHEDULE OF EXCHANGES OF SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee